Exhibit 99.1
HF Foods Appoints Carlos Rodriguez as Chief Financial Officer
Las Vegas, NV – July 14, 2022 – HF Foods Group Inc. (NASDAQ: HFFG), a leading food distributor to Asian restaurants throughout the United States (“HF Foods”, “HF Group” or the “Company”), is pleased to announce the appointment of Mr. Carlos A. Rodriguez as Chief Financial Officer, effective on or before August 1, 2022. Mr. Rodriguez will report directly to Mr. Peter Zhang, Chief Executive Officer of the Company.
Mr. Rodriguez has over 25 years of finance and accounting experience across various industries, including technology, entertainment, restaurants, and life science. Most recently, Mr. Rodriguez served as Chief Accounting Officer and Vice President Corporate Finance for General Life Sciences, Inc., a $300 million high growth company. In that role, he led the Accounting, Finance, Financial Reporting, Treasury/Cash Management, Strategic and Financial Planning, M&A Due Diligence, and other financial responsibilities. Prior to General Life Sciences, Mr. Rodriguez served as Vice President of Accounting and Corporate Finance for California Pizza Kitchen, Inc.
Mr. Rodriguez holds a Bachelor’s degree in Accounting and a Master’s of Business Administration degree from the University of Southern California. He is also a Certified Public Accountant in the State of California.
Mr. Zhang said: “We are excited about Carlos joining the HF team. His expertise in SEC financial reporting, Finance, and M&A due diligence will be crucial for our next phase of growth as we continue to look for market opportunities and invest in our internal capabilities as a growing public company.”
Ms. Valerie Chase, Audit Committee Chairwoman said: "We are pleased to welcome Carlos to HF Foods Group. His deep knowledge of all aspects of corporate finance and broad experience make him an excellent choice for the role. I am confident he will have an immediate impact while also enabling the company to deliver long-term value for our shareholders."
About HF Foods Group, Inc.
HF Foods Group Inc., headquartered in Las Vegas, Nevada, is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the United States. With 17 distribution centers strategically located throughout the nation, HF Foods aims to supply the increasing demand for Asian American restaurant cuisine. With an in-house proprietary ordering and inventory control network, more than 15,000 established customers in 46 states, and strong relations with growers and suppliers of food products in the US, South America and China, HF Foods Group is able to offer fresh, high-quality specialty restaurant foods and supplies at economical prices to its large and growing base of customers. For more information, please visit www.hffoodsgroup.com.
Forward-Looking Statements
All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “may,” “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, risks that the Company may not regain compliance with Nasdaq continued listing requirements within the applicable grace period, the outcome of the comment letter received from the Securities & Exchange Commission, unfavorable macroeconomic conditions in the United States, competition in the food service distribution industry, particularly the entry of new competitors into the Chinese/Asian restaurant market niche, increases in fuel costs or commodity prices, disruption of relationships with vendors and increases in product prices, U.S. government tariffs on products imported into the United States, particularly from China, changes in consumer eating and dining out habits, disruption of relationships with or loss of customers, our ability to execute our acquisition strategy, availability of financing to execute our acquisition strategy, failure to retain our senior management and other key personnel, our ability to attract, train and retain employees, changes in and enforcement of immigration laws, failure to comply with various federal, state and local rules and regulations regarding food safety, sanitation, transportation, minimum wage, overtime and other health and safety laws, product recalls, voluntary recalls or withdrawals if any of the products we distribute are alleged to have caused illness, been mislabeled, misbranded or adulterated or to otherwise have violated applicable government regulations, failure to protect our intellectual property rights, any cyber security incident, other technology disruption, or delay in implementing our information technology systems, statements of assumption underlying any of the foregoing, and other factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.